                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                    ________________________________________



                                    FORM 8-K




     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 23, 1994




                              BANCTEXAS GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





              DELAWARE                              0-8937                             75-1604965
   (State or other jurisdiction of         (Commission File Number)                 (I.R.S. Employer
   incorporation or organization)                                                Identification Number)


           P.O. BOX 802527                                                             75380-2527
            DALLAS, TEXAS                                                              (Zip Code)
   (Address of principal executive
              offices)


                                 (214) 701-4700
              (Registrant's telephone number, including area code)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On September 23, 1994, BancTEXAS Group Inc. (the "Company") engaged the accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's financial statements for the fiscal year ended December 31, 1994 to replace the firm of Deloitte & Touche LLP ("Deloitte & Touche"), which has been the principal independent accountant for the Company's certified financial statements since 1987.

         In connection with the audits of the last two fiscal years, ended December 31, 1993, and the subsequent interim periods preceding the appointment of Peat Marwick, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports.

         As a result of the completion of a private placement on August 31, 1994, in which the Company sold 37.5 million shares of its Class B Common Stock to First Banks, Inc. (a bank holding company headquartered in St. Louis, Missouri) for $30 million and First Banks, Inc. thereby acquired the right to vote securities of the Company equal to 65% of all of its outstanding voting securities, and the fact that Peat Marwick has for several years served as independent certifying accountant for First Banks, Inc. and all of its subsidiaries, the Company requested both Deloitte & Touche and Peat Marwick to submit bids and proposals to do the necessary accounting and auditing work for 1994. After review and consideration, Deloitte & Touche determined that it did not desire to submit such a bid and declined to stand for reappointment as independent certifying accountant, stating that it did not believe that it was in a position to submit a proposal which would be competitive economically, in light of the expected consolidation of many of the Company's operational functions into the comparable operations of First Banks, Inc.

         After reviewing the bid and proposal submitted by Peat Marwick, the Audit Committee of the Board of Directors recommended that Peat Marwick be selected as auditor for the Company's financial statements for the fiscal year ending December 31, 1994, and the Board of Directors unanimously approved that recommendation on September 23, 1994.

         Deloitte & Touche's report on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

         The Company has requested that Deloitte & Touche furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of Deloitte & Touche's letter dated September 26, 1994 is filed as Exhibit 16 to this Report.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


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
           (c)  Exhibit No.                           Description
                -----------                           -----------
                16                              Letter from Deloitte & Touche
                                                dated September 26, 1994
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BancTEXAS Group Inc.
                                        (Registrant)



Date:  September 26, 1994               By: /s/ Richard H. Braucher
                                            --------------------------------
                                            Richard H. Braucher
                                            Senior Vice President,
                                            Secretary and General Counsel